Exhibit T3A-27
Articles of Incorporation
of
DF Acquisition Co.
ARTICLE I
Name
     The name of the corporation is DF Acquisition Co. (the “Corporation”).
ARTICLE II
Principal Office
     The principal office of the Corporation shall be located at 1681 Orange Road, City of Ashland, Ashland County, Ohio 44805.
ARTICLE III
Corporate Purposes and Powers
     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code (the “Code”). The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs to the extent such acts are permitted under the Code.
ARTICLE IV
Authorized Shares
     Section 4.1 Number. The total number of shares which the Corporation is authorized to issue is Eight Hundred Fifty (850).
     Section 4.1.1 Par Value Shares. The number of authorized shares which the Corporation designates as having par value is zero (0).

     Section 4.1.2 No Par Value Shares. The number of authorized shares which the Corporation designates as without par value is eight hundred fifty (850).
     Section 4.2 Classes. There shall be one (1) class of shares, designated common shares.
     Section 4.3 Rights. All common shares shall have the same preferences, limitations and relative rights.
     Section 4.3.1 Voting Rights. With respect to each matter upon which shareholders are entitled to vote, each holder of common shares shall be entitled to one (1) vote for each common share standing in the shareholder’s name on the Corporation’s books on the record date.
     Section 4.3.2 Rights Upon Dissolution. In the event of the dissolution of the Corporation, upon the winding up and liquidation of its business and affairs, each holder of common shares shall be entitled to receive a ratable portion of the net assets of the Corporation remaining after payment (or provision for payment) of the debts and other liabilities of the Corporation.
     Section 4.3.3 No Preemptive Rights. Shareholders shall have no preemptive rights to subscribe to or purchase any common shares or other securities of the Corporation.
     Section 4.4 Issuance and Consideration. Common shares may be issued for the consideration fixed from time to time by the Board of Directors.
     Section 4.5 Restrictions on Transfer of Shares. The Code of Regulations, an agreement among shareholders, or an agreement between shareholders and the Corporation may impose restrictions on the transfer (or registration of transfer) of shares of the Corporation.
ARTICLE V
Board of Directors
     Section 5.1 Number. The Board of Directors shall consist of a minimum of two (2) individuals and a maximum of twelve (12) individuals. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by resolution of the Board of Directors. In the absence of a resolution fixing the number of directors, the number shall be two (2). The initial Board of Directors shall consist of two (2) individuals.

     Section 5.2 Qualifications. Directors need not be residents of the State of Ohio nor shareholders of the Corporation.
ARTICLE VI
Provisions For Managing The Business And
Regulating The Affairs Of The Corporation
     Section 6.1 Authority of Board of Directors. Subject to any specific limitation or restriction imposed by the Code or by these Articles of Incorporation, all corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, without previous authorization or subsequent approval by the shareholders of the Corporation. Management by the Board of Directors includes, without limitation, the authority to cause the Corporation to be a promoter, partner or shareholder of any partnership, joint venture, corporation or other entity.
     Section 6.2 Code of Regulations; Bylaws. The Shareholders shall have the power to adopt, amend or repeal a Code of Regulations of the Corporation. The Code of Regulations, including any amendments thereto, may establish one or more procedures by which the Corporation regulates transactions that would, when consummated, result in a change of control of the Corporation. The Board of Directors shall be permitted to adopt Bylaws for their own government, or emergency regulations, as permitted under the Code, as amended from time to time.
     Section 6.3 Removal of Directors. Any director (or all of the directors) may be removed with or without cause by either the shareholders or the Board of Directors. Any director (or all of the directors) may be removed by the shareholders only at a meeting called for the purpose of removing the director(s), and the meeting notice must state that a purpose of the meeting is removal of the director(s). Any of the directors (or all of the directors) may be removed by the Board of Directors at any meeting of the Board, and no notice is required. In either case, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
     Section 6.4 Amendment of Articles of Incorporation. The Corporation may amend these Articles of Incorporation at any time to add or change a provision that, as of the effective date of the amendment, is required or permitted to be in the Articles of Incorporation or to delete a provision that, as of the effective date of the amendment, is not required to be in the Articles of Incorporation. Amendments to the Articles of Incorporation shall be adopted in any manner prescribed or permitted by the provisions of the Code as of the effective date of the amendment. All rights and powers conferred upon the shareholders or the directors by the Articles of Incorporation or the Code of Regulations

are subject to this reserved right to amend the Articles of Incorporation. An amendment is adopted if the votes cast favoring the amendment exceed the votes cast opposing the amendment.
     Section 6.5 Potentially Abandoned Property. After a period of six (6) years from the date specified for payment or delivery, the following property shall revert to and become the property of the Corporation:
     (a) An unclaimed dividend, distribution or other sum payable to a shareholder,
     (b) An unclaimed sum payable to any claimant on any obligation of the Corporation,
     (c) Any unclaimed funds or other property, tangible or intangible, held by the Corporation for the benefit of any person other than the Corporation, and
     (d) The interest, income, earnings or appreciation on any of the funds or property described above.
Before the end of the seventh year after the date that particular funds or property described above should have been paid, distributed or delivered, the Secretary shall prepare the Corporation’s written claim to the funds or property including the interest, income, earnings or appreciation.
ARTICLE VII
Indemnification
     Section 7.1 Scope of Indemnification. The Corporation shall indemnify the individuals listed in Section 7.2 against liability (including expenses) asserted or incurred in the defense of any proceeding to which the individual was made a party or a witness because of his status with the Corporation and in which the individual was (a) wholly successful on the merits or otherwise or (b) in which the Corporation (acting in accordance with Section 7.4) determines that the individual’s conduct and beliefs met the standard of conduct prescribed by the Code, although the individual was not wholly successful on the merits or otherwise or (c) a court determines that the individual is entitled to indemnification. However, in a proceeding brought by or in the right of the Corporation, if an individual was adjudged liable to the Corporation, indemnification shall be made only upon order of a court acting upon the individual’s application for court-ordered indemnification.

     Section 7.2 Individuals Eligible for Indemnification. The following individuals are eligible for indemnification, as described in this Article VII: any director, officer, employee or agent of the Corporation including an individual who is or was (or agreed to be) a director, officer, employee or agent of the Corporation or an individual who, while a director, officer, employee or agent of the Corporation, is or was serving (or agreed to serve) at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. The provisions of the Code governing mandatory and permissive indemnification of directors shall be applicable to indemnification under these Articles whether or not the eligible individual is a director.
     Section 7.3 Advances. Subject to the conditions prescribed by the Code and in accordance with Section 7.4, the Corporation shall pay for or reimburse the reasonable expenses incurred by an eligible individual who is a party to or witness in a proceeding, in advance of the final disposition of the proceeding.
     Section 7.4 Determinations By The Corporation. If the eligible individual was not wholly successful on the merits or otherwise, the Corporation shall authorize payments in each specific case only after a determination has been made, in a manner allowable by the Code, that indemnification is permissible in the circumstances because the individual has met the standard of conduct prescribed by the Code.
     Section 7.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any individual described in Section 7.2, whether or not the Corporation would have power under these Articles or the Code to indemnify the individual against the liabilities covered by insurance. The insurance may provide coverage for liability to the Corporation.
     Section 7.6 Terms. Unless the context clearly requires otherwise, any term used in this Article VII shall have the meaning ascribed to it in the Code.
     Section 7.7 Indemnification Authorized by Contract or Resolution. Indemnification under this Article VII does not exclude and shall not be deemed to limit any other right to indemnification that an individual may have under a contract, a resolution adopted by the Board of Directors or a resolution or other authorization adopted by the shareholders.
     Section 7.8 Survival. With respect to any liability incurred or any act (or failure to act) occurring while this Article VII is in effect, this Article VII shall be a contract between the Corporation and the eligible individual. As a contract, the provisions of this Article VII shall survive the amendment or repeal of this Article VII or the Code and shall be binding upon and inure to the benefit of an eligible individual and his heirs and personal representatives, after he ceases to be a director, officer, employee or agent of the Corporation.

     Section 7.9 Severability. If any provision of this Article VII or its application to any individual or circumstance shall be invalid or unenforceable to any extent or in any jurisdiction, the remainder of this Article VII and the application of its provisions to other individuals or circumstances or in other jurisdictions shall not be affected and shall be enforced to the extent permitted by the Code.

/s/ D. Bryan Weese
Signature
D. Bryan Weese Incorporator

Prescribed by
BOB TAFT, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being XXXXXXXXXXXX the incorporatorX of ____________________ DF Acquisition Co. ____________, hereby appoints
(name of corporation)

CT Corporation System ____________ to be statutory agent upon whom any
(name of agent)

815 Superior Avenue, N.E.
(street address)

Cleveland ____________, Ohio 44114
(city) (zip code)

NOTE: P.O. Box addresses are not acceptable.

D. Bryan Weese (Incorporator)

____________________ (Incorporator)

____________________ (Incorporator)

ACCEPTANCE OF APPOINTMENT

The undersigned, CT Corporation System, named herein as the statutory agent for DF Acquisition Co. (name of corporation), hereby acknowledges and accepts the appointment of statutory agent for said corporation.

CT CORPORATION SYSTEM

BY: ____________________
Statutory Agent

Jeffrey C. Graves
Printed Name

INSTRUCTIONS

3) An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

ISD STATAG

Page 9

BOB TAFT Secretary of State0. 30 East Broad Street. 14th Floor Columbus. Ohio 43266-0418 ORIGINAL APPOINTMENT OF STATUTORY AGENT The undersigned being XKXeagOaOm&XKKXSK the incorporatorH of. DF Acquisition Co.hereby appoims ~(name of corporation) CT Corporation System to be sratutory agent upon whom any (name of agent) process notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: 815 Superior Avenue (street address) Cleveland44114 . Ohio (city)•(zip code) NOTE P.O. Box addresses are not acceptable. t. Bran/Wf5ese|ncorpor3Trt (Incorporator) (Incorporator) ACCEPTANCE OF APPOINTMENT The undersigned. CT Corporation Svstennamed herein as the statutory agent for DF Acquisition Co.hereby acknowledges and accepts the (name of corporation) CT CORPORATION S.YSTEM appointment of statutory agent for said corporation./Mv yStatitofy Aent INSTRUCTIONSPrinted Name 11 Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent RC. 1701.07(B). 1702.06(B). 2| The statutory agent for a corporation may be (a) a natural person who is resident of Ohio or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles ofJncoip£izfogsm*Wy*l«S R.C. 1701.07(A). 1702.06(A).* ~ HS*** *D |??*tlO! 31 An original appointment of agent form must be signed by at least a majority of jlSTOopbWatofsAle of the corporation. R.C 1701.07(B). 1702.06IB).These signatures mus|Jp§JljB«ameiis rt5J9MjPn|$ff •$ on the articles of incorporation.j%\AtC *v.» i nr-tjn*f ISO STATAG,,..

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
DF ACQUISITION CO.
     The undersigned, Kenneth L. Davidson and Don I. Brown, being the President and Secretary, respectively, of DF Acquisition Co., an Ohio corporation (the “Corporation”), DO HEREBY CERTIFY that on June 27, 1995, in a writing executed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the shareholders of the Corporation, the following Amendment to the Articles of Incorporation of the Corporation was adopted and approved.
     “Amendment to Articles of Incorporation. The Articles of Incorporation of the corporation are hereby amended by the deletion therefrom of Article FIRST and by the substitution of the following new Article FIRST in lieu thereof:
     ‘FIRST: The name of the corporation shall be ASHLAND CASTINGS CORPORATION.’”
     IN WITNESS WHEREOF, we have executed this Certificate of Amendment to Articles of Incorporation this 27th day of June, 1995.

/s/ Kenneth L. Davidson
Kenneth L. Davidson

/s/ Don I. Brown
Don I. Brown

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ASHLAND CASTINGS CORPORATION
     The undersigned, K. L. Davidson and D. I. Brown, being the President and Secretary, respectively, of Ashland Castings Corporation, an Ohio corporation (the “Corporation”), DO HEREBY CERTIFY that on February 11, 1997, in a writing executed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the shareholders of the Corporation, the following Amendment to the Articles of Incorporation of the Corporation was adopted and approved.
     “Amendment to Articles of Incorporation. The Articles of Incorporation of the Corporation are hereby amended by the deletion therefrom of Article I and by the substitution of the following new Article I in lieu thereof:
ARTICLE I
Name
     The name of the Corporation is Dalton Corporation, Ashland Manufacturing Facility.”
     IN WITNESS WHEREOF, we have executed this Certificate of Amendment to Articles of Incorporation this 11th day of February, 1997.

/s/ K. L. Davidson
K. L. Davidson

/s/ D. I. Brown
D. I. Brown